UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) January 2, 2018

TAUTACHROME INC.
(Exact name of registrant as specified in its charter)

Delaware	333-141907	20-5034780
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1846 E. Innovation Park Drive, Oro Valley, Arizona	85755
(Address of principal executive offices)	(Zip Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On January 2, 2018, the Registrant executed a convertible promissory note dated December 27, 2017 (the “Note”) under a share purchase agreement dated December 27, 2017 (the “SPA”) with PowerUp Lending Group LTD (“PowerUp). The Note, due 9 months after issuance, carries an interest rate of 12% payable at maturity, and thereafter is convertible to Company common shares at a conversion price of 58% of the 2 lowest closing prices in the 20 trading days prior to conversion, and limited to convert no more than 4.99% of the issued and outstanding shares at any one time. The company may prepay the Note by paying the then outstanding amount plus a prepayment amount of 15% if during the first 30 days, and a prepayment amount of 15% + an additional 5% added for each 30 day time period elapsing thereafter, capped at a maximum of 40% prepayment amount.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

10.1	Convertible Promissory Note dated December 27, 2017 to PowerUp Lending Group LTD

10.2	Share Purchase Agreement dated December 27, 2017 between the Tautachrome, Inc and PowerUp Lending Group LTD

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TAUTACHROME INC.

Date: January 8, 2018	By:	/s/ Jon N. Leonard
Jon N. Leonard
President & CEO

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